UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Montana First Mortgage Bonds

On August 10, 2012, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the "Company") issued and sold $100 million principal amount of the Company's Montana First Mortgage Bonds (the "Montana Bonds"). As previously disclosed, the Company priced the Montana Bonds in May 2012. The Montana Bonds were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, have not been registered under the Securities Act, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Montana Bonds were issued in two series as follows:

Issue Date	Maturity Date	Principal Amount	Interest Rate
August 10, 2012	August 10, 2042	$60 million	4.15%
August 10, 2012	August 10, 2052	$40 million	4.30%

The terms of the Montana Bonds were established in the Thirtieth Supplemental Indenture, dated as of August 1, 2012 (the "Montana Supplemental Indenture"), between the Company and The Bank of New York Mellon and Philip L. Watson, as trustees. The Montana Bonds are governed by the terms of the Mortgage and Deed of Trust dated as of October 1, 1945, as amended and supplemented, between the Company and the trustees, and the Montana Supplemental Indenture (collectively, the “Montana Indenture”). The Montana Bonds will rank equally in right of payment with all current and future debt that is secured by the first mortgage lien of the Montana Indenture.

The Company may redeem some or all of either series of the Montana Bonds at any time at its option prior to maturity at a make-whole price as described in the Montana Supplemental Indenture.

The Montana Indenture provides for customary events of default, including payment defaults and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Montana Bonds, plus accrued and unpaid interest, if any, may be declared immediately due and payable. In addition, under certain circumstances, and to the extent permitted by law, the trustees may be granted certain powers to take possession of, hold, operate and manage, and sell, the mortgaged property.

The description set forth above concerning the Montana Bonds is qualified in its entirety by reference to the Montana Supplemental Indenture which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

South Dakota and Nebraska First Mortgage Bonds

On August 10, 2012, the Company also issued and sold $50 million principal amount of the Company's South Dakota and Nebraska First Mortgage Bonds (the "South Dakota Bonds"). As previously disclosed, the Company priced the South Dakota Bonds in May 2012. The South Dakota Bonds were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, have not been registered under the Securities Act, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The South Dakota Bonds were issued in two series as follows:

Issue Date	Maturity Date	Principal Amount	Interest Rate
August 10, 2012	August 10, 2042	$30 million	4.15%
August 10, 2012	August 10, 2052	$20 million	4.30%

The terms of the South Dakota Bonds were established in the Tenth Supplemental Indenture, dated as of August 1, 2012 (the "South Dakota Supplemental Indenture"), between the Company and The Bank of New York Mellon, as trustee. The South Dakota Bonds are governed by the terms of the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, as amended and supplemented, between the Company and the trustee, and the South Dakota Supplemental Indenture (collectively, the “South Dakota Indenture”). The South Dakota Bonds will rank equally in right of payment with all current and future debt that is secured by the first mortgage lien of the South Dakota Indenture.

The Company may redeem some or all of either series of the South Dakota Bonds at any time at its option prior to maturity at a make-whole price as described in the South Dakota Supplemental Indenture.

The South Dakota Indenture provides for customary events of default, including payment defaults and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the South Dakota Bonds, plus accrued and unpaid interest, if any, may be declared immediately due and payable. In addition, under certain circumstances, and to the extent permitted by law, the trustee may be granted certain powers to take possession of, hold, operate and manage, and sell, the mortgaged property.

The description set forth above concerning the South Dakota Bonds is qualified in its entirety by reference to the South Dakota Supplemental Indenture which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
4.1*	Thirtieth Supplemental Indenture, dated as of August 1, 2012, between the Company and The Bank of New York Mellon and Philip L. Watson, as trustees.
4.2*	Tenth Supplemental Indenture, dated as of August 1, 2012, between the Company and The Bank of New York Mellon, as trustee.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: August 14, 2012

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
4.1*	Thirtieth Supplemental Indenture, dated as of August 1, 2012, between the Company and The Bank of New York Mellon and Philip L. Watson, as trustees.
4.2*	Tenth Supplemental Indenture, dated as of August 1, 2012, between the Company and The Bank of New York Mellon, as trustee.

* filed herewith